EXHIBIT 23

                         Independent Auditors' Consent

The Board of Directors
Barrister Information Systems Corporation:


          We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                             KPMG Peat Marwick LLP

Buffalo, New York
July 3, 1996